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                             JOINT FILING AGREEMENT


      The undersigned each agree that the Statement on Schedule 13D relating to the Common Stock, Class C, $0.001 par value, of Orion HealthCorp, Inc. (i) is adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(k) under the Securities Act of 1933 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to the other person signatory hereto, at the principal office hereof.

      IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.


Dated: December 27, 2004                By:  /s/ Dennis Cain
                                             -----------------------------------
                                             Name: Dennis Cain


Dated: December 27, 2004                By:  /s/ Valerie Cain
                                             -----------------------------------
                                             Name: Valerie Cain